Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of Greenlane Holdings, Inc. of our report dated June 1, 2018, relating to the financial statements of Better Life Holdings, LLC, and of our report dated March 7, 2019 relating to the consolidated financial statements of Pollen Gear LLC, both appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to our firm under the heading “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego, California

March 20, 2019